Exhibit 99.1

Statement Under Oath of Principal Executive Officer and Principal Financial Officer
Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Maynard L. Jenkins, Chief Executive Officer, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of CSK Auto Corporation, and, except as corrected or supplemented in a subsequent covered report:

•	no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•	no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with CSK Auto Corporation’s Audit Committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	Annual Report on Form 10-K for Fiscal Year ended February 3, 2002, filed with the Commission on April 23, 2002;

•	all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of CSK Auto Corporation filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

Maynard L. Jenkins Chief Executive Officer September 18, 2002

Subscribed and sworn to before me this day of 2002. /s/
Notary Public

My Commission Expires: